Exhibit 99.2

Pinterest Announces First Quarter 2019 Results
SAN FRANCISCO, Calif. - May 16, 2019 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2019.
"The IPO was a significant milestone, but our focus at Pinterest hasn’t changed. We want to help people discover inspiring ideas for every aspect of their lives, from fashion and home decor to travel and fitness," said Ben Silbermann, Co-Founder, President and CEO of Pinterest. "Our success can be seen in our Q1 results, and we’re excited to continue to grow our reach and impact in the years to come."
"Pinterest executed well in Q1. Revenue grew 54% year-over-year to $202 million, surpassing $200 million for the second consecutive quarter," said Todd Morgenfeld, CFO. "We were particularly encouraged by the strength we saw in U.S. revenue and international user growth. Our strong revenue performance allowed us to expand net margin by 20 percentage points year-over-year, reflecting our continued prioritization and disciplined execution across our strategic priorities."
Q1 2019 financial highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2019	2018
Revenue	$201,911	$131,359	54%

Net loss	$(41,420)	$(52,709)	21%

Non-GAAP net loss*	$(40,383)	$(47,787)	15%

Adjusted EBITDA*	$(38,436)	$(45,361)	15%
Adjusted EBITDA margin*	(19)%	(35)%

*
For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2019 other highlights
The following table sets forth our revenue, monthly active users ("MAUs") and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2019	2018
Revenue - Global	$202	$131	54%
Revenue - United States	$187	$124	51%
Revenue - International	$15	$7	107%

MAUs - Global	291	239	22%
MAUs - United States	85	80	6%
MAUs - International	206	160	29%

ARPU - Global	$0.73	$0.58	26%
ARPU - United States	$2.25	$1.59	41%
ARPU - International	$0.08	$0.05	59%

Full year 2019 outlook

•	Total revenue is expected to be between $1,055 million and $1,080 million.

•	Adjusted EBITDA is expected to be between $(70) million and $(45) million.*

*	For more information on this non-GAAP financial measure, please see "―About non-GAAP financial measures."
Webcast and conference call information
A live audio webcast of our first quarter 2019 earnings release call will be available at investor.pinterestinc.com. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to attract and retain users and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (SEC), including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 18, 2019 , which are available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the attachments is as of May 16, 2019. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net and provision for income taxes. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net loss exclude amortization of acquired intangible assets and share-based compensation expense. Non-GAAP loss from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share to evaluate our operating results and for financial and operational decision-making purposes. We believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share rather than net loss, net margin, total costs and expenses, loss from operations, net loss and net loss per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
With respect to projected 2019 Adjusted EBITDA, we are unable to prepare a quantitative reconciliation without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes and interest income that we are unable to quantify and that would be required to reconcile projected Adjusted EBITDA to net loss, the nearest GAAP equivalent. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.
Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as a logged-in Pinterest user who visits our website or opens our mobile application at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in our methodology.

Contact
Investor relations:
Jane Penner
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$134,648	$122,509
Marketable securities	507,568	505,304
Accounts receivable net of allowances of $2,600 and $3,097 as of March 31, 2019 and December 31, 2018, respectively	161,108	221,932
Prepaid expenses and other current assets	43,623	39,607
Total current assets	846,947	889,352
Property and equipment, net	83,031	81,512
Operating lease right-of-use assets	160,802	145,203
Goodwill and intangible assets, net	13,728	14,071
Restricted cash	25,724	11,724
Other assets	11,008	10,869
Total assets	$1,141,240	$1,152,731
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$30,320	$22,169
Accrued expenses and other current liabilities	93,206	86,258
Total current liabilities	123,526	108,427
Operating lease liabilities	162,359	151,395
Other liabilities	23,945	22,073
Total liabilities	309,830	281,895

Commitments and contingencies

Redeemable convertible preferred stock, $0.00001 par value, 928,676 shares authorized; 308,373 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,465,399	1,465,399

Stockholders’ equity (deficit):
Common stock, $0.00001 par value, 1,932,500 shares authorized; 127,371 and 127,298 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	253,016	252,212
Accumulated other comprehensive loss	(231)	(1,421)
Accumulated deficit	(886,775)	(845,355)
Total stockholders’ equity (deficit)	(633,989)	(594,563)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,141,240	$1,152,731

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$201,911	$131,359
Costs and expenses:
Cost of revenue	73,694	51,653
Research and development	72,444	60,047
Sales and marketing	76,394	55,774
General and administrative	24,205	18,867
Total costs and expenses	246,737	186,341
Loss from operations	(44,826)	(54,982)
Other income (expense), net:
Interest income	4,059	2,638
Interest expense and other income (expense), net	(500)	(242)
Loss before provision for income taxes	(41,267)	(52,586)
Provision for income taxes	153	123
Net loss	$(41,420)	$(52,709)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.42)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	127,346	126,857

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(41,420)	$(52,709)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,696	4,787
Share-based compensation	694	4,834
Other	(993)	654
Changes in assets and liabilities:
Accounts receivable	61,329	39,309
Prepaid expenses and other assets	510	7,102
Operating lease right-of-use assets	6,427	4,551
Accounts payable	7,481	4,484
Accrued expenses and other liabilities	(2,024)	2,696
Operating lease liabilities	(4,578)	(2,174)
Net cash provided by operating activities	33,122	13,534
Investing activities
Purchases of property and equipment	(3,706)	(8,240)
Purchases of marketable securities	(113,952)	(83,569)
Sales of marketable securities	28,953	36,408
Maturities of marketable securities	84,883	142,428
Net cash provided by (used in) investing activities	(3,822)	87,027
Financing activities
Proceeds from exercise of stock options, net	110	435
Other financing activities	(3,279)	—
Net cash provided by (used in) financing activities	(3,169)	435
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8	48
Net increase in cash, cash equivalents, and restricted cash	26,139	101,044
Cash, cash equivalents, and restricted cash, beginning of period	135,290	83,969
Cash, cash equivalents, and restricted cash, end of period	$161,429	$185,013

Supplemental cash flow information
Accrued property and equipment	$4,484	$7,779
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$22,862	$2,356

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$134,648	$172,512
Restricted cash included in prepaid expenses and other current assets	1,057	851
Restricted cash	25,724	11,650
Total cash, cash equivalents, and restricted cash	$161,429	$185,013

Reconciliation of GAAP to non-GAAP financial results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Share-based compensation by function:
Cost of revenue	$15	$32
Research and development	626	4,054
Sales and marketing	29	241
General and administrative	24	507
Total share-based compensation	$694	$4,834

Amortization of acquired intangible assets by function:
Cost of revenue	$—	$14
General and administrative	343	74
Total amortization of acquired intangible assets	$343	$88

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$246,737	$186,341
Share-based compensation	(694)	(4,834)
Amortization of acquired intangible assets	(343)	(88)
Non-GAAP costs and expenses	$245,700	$181,419

Reconciliation of net loss to non-GAAP net loss:
Net loss	$(41,420)	$(52,709)
Share-based compensation	694	4,834
Amortization of acquired intangible assets	343	88
Non-GAAP net loss	$(40,383)	$(47,787)

Weighted-average shares outstanding	127,346	126,857

Net loss per share	$(0.33)	$(0.42)
Non-GAAP net loss per share	$(0.32)	$(0.38)
The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, for each of the periods indicated:

	Three Months Ended March 31,
	2019	2018
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(41,420)	$(52,709)
Depreciation and amortization	5,696	4,787
Share-based compensation	694	4,834
Interest income	(4,059)	(2,638)
Interest expense and other (income) expense, net	500	242
Provision for income taxes	153	123
Adjusted EBITDA	$(38,436)	$(45,361)